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                                                                    EXHIBIT 99.4

                        NORTHLAND CABLE TELEVISION, INC.
                           NORTHLAND CABLE NEWS, INC.

                                  -------------

                                OFFER TO EXCHANGE

                          $1,000 IN PRINCIPAL AMOUNT OF
                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2007
                                       FOR
                       EACH $1,000 IN PRINCIPAL AMOUNT OF
             OUTSTANDING 10 1/4% SENIOR SUBORDINATED NOTES DUE 2007

                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
      EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                                  -------------


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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON ___________________, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE")
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To Our Clients:

         Enclosed for your consideration is a Prospectus dated ____________, 1998 (as the same may be amended or supplemented from time to time (the "Prospectus")) and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Northland Cable Television, Inc. and Northland Cable News, Inc. (collectively, the "Company") to exchange up to $100,000,000 in aggregate principal amount of their 10 1/4% Senior Subordinated Notes due 2007 (the "Exchange Notes") for up to $100,000,000 in aggregate principal amount of their outstanding 10 1/4% Senior Secured Notes due 2007 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes").

         The material is being forwarded to you as the beneficial owner of Original Notes carried by us for your account or benefit but not registered in your name. A tender of any Original Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Original Notes in the Exchange Offer.

         Accordingly, we request instructions as to whether you wish us to tender any or all Original Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Original Notes.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The









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Exchange Offer will expire at 5:00 p.m., New York City Time, on
_________________, 1998, unless extended (the "Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

         Your attention is directed to the following:

         1. The Exchange Offer is for the exchange of $1,000 in principal amount of the Exchange Notes for each $1,000 in principal amount of the Original Notes, of which $100,000,000 aggregate principal amount of the Original Notes was outstanding as of ____________, 1998. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Original Notes, except that the Exchange Notes will generally be freely transferable by holders thereof (except as provided in the Prospectus) and the holders of the Exchange Notes (as well as remaining holders of any Original Notes) are not entitled to certain registration rights and certain additional interest provisions which are applicable to the Original Notes under a registration rights agreement dated as of November 12, 1997 (the "Registration Rights Agreement") between the Company and BancAmerica Robertson Stephens and First Chicago Capital Markets, Inc., as initial purchasers.

         2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS, SEE "THE EXCHANGE OFFER-CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

         3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City Time, on ________________, 1998, unless extended.

         4. The Company have agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

         5. Any transfer taxes incident to the transfer of Original Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.

         The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

         If you wish to have us tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Original Notes held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Northland Cable Television, Inc. and Northland Cable News, Inc., including the Prospectus and the Letter of Transmittal.









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         This form will instruct you to exchange the aggregate principal amount of Original Notes indicated below (or, if no aggregate principal amount is indicated below, all Original Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.


________________________________________________________________________________
Aggregate Principal Amount of Original                  SIGN HERE
         Notes to be exchanged:


                                         ______________________________________
                                                       Signature(s)

                                         ______________________________________
          $_______________**             ______________________________________
                                                  Name(s) (please print)

                                         ______________________________________
                                         ______________________________________
                                               Address (including zip code)


                                         ______________________________________
                                         ______________________________________
                                               Area Code and Telephone No.



                                         ______________________________________
                                            Taxpayer Identification or Social
                                                    Security Number

                                         Dated:________________________________

_______________________________________________________________________________

** I (we) understand that if I (we) sign these instruction forms without indicating an aggregate principal amount of Original Notes in the space above, all Original Notes held by you for my (our) account will be exchanged.